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Exhibit 24.3

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that Richard Dieter constitutes and appoints Timothy G. Healy, David B. Brewster, and David M. Samuels and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to the EnerNOC, Inc. Registration Statement filed on Form S-1 and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 30th day of April, 2007.

/s/ RICHARD DIETER Signature
RICHARD DIETER Print Name

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POWER OF ATTORNEY